UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 22, 2022 (March 30, 2022)

4FRONT VENTURES CORP.

(Exact name of registrant as specified in its charter}

British Columbia	000-56075	83-4168417
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5060 N. 40th Street, Suite 120

Phoenix, Arizona 85018

(Address of principal executive offices including zip code)

(602) 633-3067

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As reported on its Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2022, 4Front Ventures Corp. (the “Company”) entered into an agreement and plan of merger (the “Merger Agreement”) by and among the Company, Island Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company; Island Global Holdings, Inc., a California corporation (“Island”); and Navy Capital SR LLC, a Delaware limited liability company (“Navy”).

On April 8, 2022, the Company, Island Merger Sub, Inc., Island and Navy entered into the first amendment (the “Amendment”) to the Merger Agreement to replace the requirement that the Navy LOC Note Holders (as such term is defined in the Amendment) fund a letter of credit to Island of up to $1,000,000. In lieu of funding a line of credit, the Navy LOC Note Holders agreed to pay the full $1,000,000 in cash to Island on or prior to the closing of the transactions contemplated by the Merger Agreement (the “Cash Payment”). Upon the closing of the transaction contemplated by the Merger Agreement, and in consideration for the Cash Payment, the Navy LOC Note Holders will receive payments from the Company with an estimated aggregate value of $1,340,000 consisting of : (i) Subordinate Voting Shares of the Company (“SVS”); and (ii) subordinated promissory notes (the “Merger Notes”), consistent with the Equity Ratio and Debt Ratio contemplated in the Merger Agreement, approximately 60% SVS and 40% Merger Notes, and 500,000 Merger Warrants (as such term is defined in the Merger Agreement). The Merger Notes will mature and be due and payable on the date that is 54 months after the date of issuance and bear interest at an annual rate of six percent (6%), which will be payable in kind on the maturity date.

The foregoing descriptions of the Amendment, the Merger Agreement, and the Merger Notes are qualified in their entirety by reference to (i) the Amendment, a complete copy of which is filed as Exhibit 10.1 hereto, (ii) the Merger Agreement, a complete copy of which was filed as Exhibit 10.1 to the Company’s Current Report on 8-K filed with the Securities and Exchange Commission on April 6, 2022; and (iii) the Form of Merger Note, a complete copy of which is filed as Exhibit 10.2 hereto, all of which are incorporated herein by reference.

Item 2.02.	Results of Operations and Financial Condition.

On March 30, 2022, the Company, issued a press release announcing its financial results for the fourth quarter and year ended December 31, 2021, a copy of which is attached as Exhibit 99.1.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Amit Patel and Robert E. Hunt Board Appointments

Effective April 12, 2022, the Company’s Board of Directors (the “Board”) appointed Amit Patel and Robert E. Hunt as members of the Board.

Amit Patel

Mr. Patel, age 50, has a wide range of experience with investment management funds, investment banking, and the management and oversight of operating companies, including companies undergoing strategic transformations. He has been Managing Partner of Paceline Partners, which makes investments across multiple industries as well as manages various investment funds, since January 2015. Prior to Paceline Partners, Mr. Patel worked at Houlihan Lokey Inc. (NYSE:HLI), an investment bank and financial services provider, for over 15 years. His latest position was as a Managing Director with responsibility for Houlihan Lokey’s principal investment fund until it was spun out in August 2015 . Prior to that, he was a Managing Director in Houlihan Lokey’s Financial Restructuring Group. From November 2020 to April 2022, Mr. Patel was a Board Member of LPF Holdco, LLC d/b/a Loudpack, a California cannabis company, until its merger with Harborside Inc. (OTC:HBORF) in April 2022. He chaired Loudpack’s Compensation Committee and was a member of the company’s Audit Committee. Since August 2016, he has served on the Limited Partner Advisory Committee of PowerPlant Ventures Fund I, a plant-based emerging consumer company investment fund. Earlier in his career, Mr. Patel worked at the Goldman Sachs Group, Inc.’s (NYSE:GS) Special Situations Group and held various operating roles at PRAM Filtration Corp. Mr. Patel holds a Bachelor of Science from the Wharton School of the University of Pennsylvania.

Robert E. Hunt

Mr. Hunt, age 49, has more than 15 years’ experience in the cannabis industry as an attorney, consultant, and entrepreneur. From January 2018 to the present, Mr. Hunt has served as Managing Member of Linnaea Holdings, a California based cannabis-focused private equity and operating company hybrid venture. From January 2017 to the present, Mr. Hunt has also worked as the Managing Member of Shingle Hill, a boutique cannabis consulting firm. From June 2016 to December 2016, he was employed as President of Teewinot Life Sciences, a cannabinoid producer. From August 2014 to May 2016, Mr. Hunt was a General Partner of Tuatara Capital, L.P., a private equity firm focused on the cannabis industry. In addition, Mr. Hunt has served on a number of boards of directors, including several in the cannabis industry, such as New Dia Fenway, LLC, Ardent, Inc., Wow Organics, and Canna Click, LLC. Mr. Hunt holds a Bachelor of Arts from the University of Vermont, and a Juris Doctor from Suffolk University Law School.

Mr. Patel and Mr. Hunt were elected to serve as directors of the Board, until the Company’s 2022 annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal.

The Board has determined that Mr. Patel and Mr. Hunt are “independent” directors under the rules of the Securities and Exchange Commission and the listing standards of The Nasdaq Stock Market, LLC.

There are no arrangements or understandings between Mr. Patel or Mr. Hunt and any other persons pursuant to which they were elected as a director. Mr. Patel and Mr. Hunt do not have any family relationships with any of the Company’s directors or executive officers. There are no transactions and no proposed transactions between Mr. Patel or Mr. Hunt and the Company that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Patel and Mr. Hunt were not initially appointed to serve on any committees of the Board. Furthermore, until Messrs. Patel and Hunt are approved by state regulators, they will be recused from decisions regarding operations and strategic planning, capital allocations, acquisitions, and divestments concerning assets in states where director approval is required.

Mr. Patel and Mr. Hunt will receive compensation for their service as non-employee directors consistent with that of the Company’s other non-employee directors, including an initial, one-time stock option grant upon election to purchase 600,000 of Class A Subordinate Voting Shares (“SVS”) at an exercise price equal the closing price of the Company’s SVS on the date of grant, which option shall vest in equal monthly installments over three years from the date of grant, subject to their continued service. The date for such grants has not been set. Mr. Patel and Mr. Hunt will also be entitled to receive annual cash retainers for their service as a director of $43,000, plus additional cash compensation if appointed to a Board committee, in addition to any annual equity grants awarded to Board members in the future.

Mr. Patel and Mr. Hunt will enter into the Company’s standard form of director indemnification agreement, pursuant to which the Company will indemnify them for certain actions taken in their capacity as director.

Amit Patel Audit Committee Appointments

Effective April 25, 2022, the Board accepted David Daily’s resignation from his position as chairman of the audit committee. Mr. Daily will continue to serve as a member of the audit committee, as well as a member of the Board. Also effective April 25, 2022, the Board appointed Mr. Patel as both a member and chairman of its audit committee.

The Board has determined that as well as being an independent director, Mr. Patel qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5)(ii) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Exhibit
10.1	Amendment to Agreement and Plan of Merger by and among 4Front Ventures Corp., Island Merger Sub, Inc., Island Global Holdings, Inc., and Navy Capital SR LLC, dated April 8, 2022

10.2	Form of Merger Note

99.1	Press Release dated March 30, 2022

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	4FRONT	VENTURES CORP.

Date: April 22, 2022		/s/ Leonid Gontmakher
Leonid Gontmakher
Chief Executive Officer